                                                            EXHIBIT A-1

                                                            EXECUTION

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          AGREEMENT AND PLAN OF MERGER, dated as of March 19, 1996 ("Agreement"), by and between Megamation Inc., a Delaware corporation (the "Company"), and MI Merger Corp., a Delaware corporation ("Mergerco").

          WHEREAS, the respective Boards of Directors of the Company and Mergerco deem it advisable and in the best interests of each corporation that Mergerco be merged with and into the Company (the "Merger"); and

          WHEREAS, the respective Boards of Directors of the Company and Mergerco (i) have approved the Merger pursuant to and subject to the terms and conditions of this Agreement and (ii) have recommended approval of the Merger to the stockholders of each corporation; and

          WHEREAS, for federal income tax purposes, it is intended that Mergerco will be viewed as a transitory corporation and the Merger will be viewed as a purchase of Megamation shares by the Principal Shareholders.

          NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

1.  THE MERGER AND RELATED MATTERS
    ------------------------------

     1.1  The Merger.
          ----------

          (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.1(b) hereof) Mergerco shall be merged with and into the Company and the separate corporate existence of Mergerco shall cease, and the Company shall continue as the surviving corporation of the Merger to be governed by the laws of the State of Delaware (the "Surviving Corporation").

          (b) Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by duly filing a certificate of merger (the "Certificate of Merger") in the form attached hereto as Exhibit A and
                                                             ---------
acknowledged by Mergerco and the Company with the Secretary of State of the State of Delaware, as provided by the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 3 hereof). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").
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          (c) At the Effective Time, the effect of the Merger shall be as provided in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, of the Company and Mergerco; and all property, real, personal and mixed, and all debts due on whatever account and all other causes of action and all and every other interest of, or belonging to or due to, Company or Mergerco, shall be deemed to be transferred to and vested in such Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the merged companies shall not revert or in any way be impaired by reason of the Merger. The Surviving Corporation shall thereafter be responsible and liable for all of the liabilities and obligations of the Company and Mergerco; any claim existing or action or proceeding pending by or against either of the merged companies may be prosecuted to judgement as if such Merger had not taken place, or the Surviving Corporation may be substituted in the place of the Company or Mergerco.

     1.2   Certificate of Incorporation. The Certificate of Incorporation
           ----------------------------
of Mergerco as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

     1.3  By-Laws. The By-Laws of Mergerco as in effect immediately prior
          -------
to the Effective Time shall be the By-Laws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

     1.4  Directors and Officers. Mr. Tristram C. Colket, Jr. and Mr. Max
          ----------------------
Cooper, the directors of Mergerco immediately prior to the Effective Time, shall be, from and after the Effective Time, together with Mr. Joel S. Lawson, III, the initial directors of the Surviving Corporation, and the executive officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.


2. CONVERSION OF SHARES
   --------------------

     2.1  Conversion of Shares. At the Effective Time, by virtue of the
          --------------------
Merger and without any action on the part of the holders of any shares of Common Stock, $.01 par value, of the Company

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("Company Common Stock") or the holder of any shares of Common Stock, $.01 par value, of Mergerco ("Mergerco Common Stock"):

          (a) Each share of Mergerco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

          (b) Each share of Company Common Stock owned by Mergerco and all other shares of capital stock of the Company that are held in the treasury of the Company immediately prior to the Effective Time, if any, shall be canceled and extinguished without any conversion right thereof and no consideration shall be delivered or deliverable in exchange therefor.

          (c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock described in Subsection (b) above or held by Dissenting Stockholders, as defined in Section 2.2 hereof) shall be converted into and represent the right to receive an amount in cash equal to $.10, payable to the holder thereof, without any interest thereon, less any required back-up withholding taxes (the "Merger Consideration"). At and after the Effective Time, all such shares of Company Common Stock, when converted as provided in this Section 2.1(c), no longer shall be outstanding and shall automatically be canceled and retired and shall cease to exist, and certificates previously evidencing shares of Company Common Stock immediately prior to the Effective Time, taking into account all certificates of a holder of Company Common Stock delivered by such holder at any one time (taken together, a "Company Certificate" or "Company Certificates") shall thereafter represent only the right to receive the Merger Consideration.

     2.2  Dissenting Stockholders.  Notwithstanding anything in this
          -----------------------
Agreement to the contrary, but only to the extent required by Section 262 of the DGCL, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders who comply with all the provisions of the DGCL concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock ("Dissenting Stockholders") shall not be converted into the Merger Consideration but, instead, shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the DGCL; provided, however, that shares of Company Common Stock outstanding
      --------  -------
immediately prior to the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right

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of appraisal, in either case pursuant to the DGCL, shall thereupon be deemed to have been converted, as of the Effective Time, into the Merger Consideration, without interest. The Company shall give the Surviving Corporation: (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware law.

     2.3  Payment Procedures.
          ------------------

          (a) As of the Effective Time, the Surviving Corporation shall deposit or cause to be deposited with a paying agent to be selected by Mergerco as paying agent (the "Paying Agent"), in a separate fund established for the benefit of the holders of shares of Company Common Stock, for payment in accordance with this Section 2.3 (the "Payment Fund"), immediately available funds in amounts necessary to make the payments pursuant to Section 2.1(c) to the holders of Company Common Stock entitled thereto pursuant to Section 2.1(c). As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail to each holder of record entitled to the Merger Consideration, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Surviving Corporation, and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for payment therefor. Upon the proper surrender of a Company Certificate to the Surviving Corporation, together with such letter of transmittal and any additional documentation as the Surviving Corporation may reasonably require, the holder of such Company Certificate shall be entitled to receive in exchange therefor a check representing the amount of cash equal to the product of: (x) the number of shares of Company Common Stock represented by such Company Certificate and (y) the Merger Consideration, and the Company Certificate so surrendered shall forthwith be canceled. If payment is to be made to a person other than the person whose name the surrendered Company Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Company Certificate or established to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

          (b)  Until surrendered in accordance with the provisions of this
Section 2.3, from and after the Effective Time, each Company Certificate (other than Certificates representing shares held in the treasury of the Company) shall represent for all purposes only the right to receive the Merger Consideration and shall cease to have any rights with respect to the shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law.

          (c) Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time will be returned to the Surviving Corporation and any stockholder who has not exchanged his shares of Company Common Stock for the Merger Consideration prior to such time shall look thereafter only to the Surviving Corporation for payment of the Merger Consideration in respect of his shares. Any amounts remaining unclaimed by stockholders of the Company one year after the Effective Time shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled to such claims. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

          (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

     2.4  Options and Warrants.
          --------------------

          (a)  At the Effective Time, except as otherwise provided in this
Section 2.4, each option and warrant granted by the Company to purchase shares of Company Common Stock, which is outstanding immediately prior thereto (an "Option" or, collectively, the "Options"), shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor, except to the extent that any such Option granted by the Company to purchase shares of Company Common Stock has vested and is exercisable immediately prior to the Effective Time, whether as a result of the passage of time, the Merger or otherwise. In such event, each holder of such an Option shall, individually, in settlement thereof, receive from the Surviving Corporation for each share subject to such an Option an amount (subject to any applicable back-up withholding taxes) in cash equal to the difference between: (i) the Merger Consideration and (ii) the per share exercise price of such Option, to the extent such difference is a positive number (the "Option Consideration").

          (b) Upon receipt of the Option Consideration, the Option shall be canceled. The surrender of an Option to the Surviving Company in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Option.

          (c) Prior to the Effective Time, the Company shall use its best efforts to obtain all necessary consents or releases from holders of Options under any and all Company stock option plan(s) and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section (except for such action that may require the approval of the Company's stockholders). Except as otherwise agreed to by the parties: (i) any and all Company stock option plan(s) shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be canceled as of the Effective Time and (ii) the Company shall take all commercially reasonable action in an effort to provide that following the Effective Time no participant in stock option plan(s) or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation and to terminate all such plans.

3. CLOSING
   -------

     3.1  Closing.  The closing of the Merger (the "Closing") shall take
          -------
place at the offices of Pepper, Hamilton & Scheetz, 3000 Two Logan Square, Philadelphia, Pennsylvania, at 10:00 A.M., local time, on the day which is the third business day after the day on which the last of the conditions set forth in Section 5 hereof is fulfilled or waived (subject to applicable law), or at such other time and place and on such other date as Mergerco and the Company shall mutually agree (the "Closing Date").

4. REPRESENTATIONS AND WARRANTIES
   ------------------------------

     4.1  Representations and Warranties of the Company. The Company
          ---------------------------------------------
represents and warrants to Mergerco as follows:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect (as defined below) with respect to the Company. The Company further represents that it does not have any subsidiaries. As used in this Agreement, a "Material Adverse Effect" shall mean, with respect to a particular party, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, results of operations, assets or financial condition of such party.

          (b) The Company has hereto made available to Mergerco complete and correct copies of its Certificate of Incorporation and By-Laws. The Company is not in violation of any provisions of its Certificate of Incorporation or By-Laws except that the Company currently only has two directors.

          (c) As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. At the close of business on March 18, 1996: (i) 14,358,666 shares of Company Common Stock and no shares of Preferred Stock were issued and outstanding, pursuant to the exercise of options provided under the Company's stock option plans, there are no employment, executive termination or similar agreements providing for the issuance of Shares, and (ii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Company stockholders may vote ("Company Voting Debt") were issued or outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth in this Section, or as otherwise disclosed on Schedule 4.1(c), there are outstanding:

(i) no shares of capital stock, Company Voting Debt or other voting securities of the Company; (ii) no securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock, Company Voting Debt or other voting securities of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Company Voting Debt or other voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Between January 1, 1996 and the date hereof, the Company has not: (i) granted any options, warrants or rights to purchase shares of Company Common Stock or (ii) amended or repriced any Option or Company stock option plan. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger.

          (d)(i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 4.1(d)(iii)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Mergerco, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except that the enforcement hereof may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the creation of a lien, pledge, security interest or other encumbrance on assets or property,or right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or a "Violation"), pursuant to any provision of the Certificate of Incorporation or By-Laws of the Company or, except as to which requisite waivers or consents have been obtained, and except as disclosed on Schedule 4.1(d), and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this
Section 4.1(d) are duly and timely obtained or made and, if required, the Company Stockholder Approval has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Company employee benefit plan or other agreement, obligation, instrument, Company permit, concession, franchise, license (collectively, "Company Agreements") to which the Company is a party, or any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to the Company or its respective properties or assets, in each case which could reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), including such other such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement, is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, which if not obtained or made could reasonably be expected to have a Material Adverse Effect with respect to the Company, except for: (a) the filing with and clearance by the United States Securities and Exchange Commission ("SEC") of: (x) a Transaction Statement on Schedule 13E-3 and Proxy Statement on Schedule 14A in definitive form relating to a special meeting of the holders of Company Common Stock ("Company's Stockholders Meeting") to approve the Merger ("Company Stockholder Approval") (such Schedule 13E-3 and Proxy Statement as amended or supplemented from time to time being hereinafter collectively referred to as the "Proxy Statement"), and (y) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (b) the filing of the Certificate of Merger with the Secretary of State of the State of

Delaware; and (c) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

          (e)(i) The Company has made available to Mergerco a true and complete copy of each report, schedule, effective registration statement (other than preliminary registration statements which later became effective) and definitive proxy statement filed by the Company with the SEC since January 1, 1993 and prior to the date of this Agreement (the "Company SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of the Company as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company for the periods presented therein.

          (ii) None of the information supplied or to be supplied by the Company in writing expressly for inclusion or incorporation by reference in the Proxy Statement, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (f) Subject to the rights and obligations set forth in Section 7.6 hereof, the Company hereby consents to the Merger and represents that: (a) its Board of Directors (at a meeting duly called and held) has (i) unanimously determined that each of this Agreement and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby and thereby, including the Merger, and such approval constitutes approval of this Agreement and the transactions contemplated hereby and thereby, including the Merger, and such approval is sufficient to render inapplicable to this Agreement and the transactions contemplated hereby and thereby, the provisions of any anti-takeover laws of the State of Delaware, (iii) resolved to elect not to be subject to any applicable state takeover law, and (iv) resolved to recommend the approval and adoption of this Agreement and approval of the Merger by the holders of Company Common Stock, and (b) TM Capital Corp. has delivered to the Board of Directors of the Company its written opinion that each of the Merger Consideration to be received by the holders of Company Common Stock is fair, from a financial point of view, to such holders, a signed, true and complete copy of which has been delivered to Mergerco and is attached hereto as Exhibit B, and such opinion has not been
                                   ---------
withdrawn or modified.

          (g) Since December 31, 1995, the business of the Company has been carried on only in the ordinary and usual course and there has not been any adverse change in its business, operations or financial condition (other than such adverse changes consistent with events occurring in 1995) which has resulted in or reasonably could be expected to result in a Material Adverse Effect with respect to the Company.

          (h) The Company has filed all United States federal income tax returns and all other material tax returns required to be filed by it, and the Company has paid and discharged all taxes shown as due on such returns or assessed on the Company by the relevant taxing authority in connection with or with respect to the periods or transactions covered by such tax returns, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other material taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining materially sufficient reserves. Except as does not involve or would not result in liability to the Company that could reasonably be expected to have a Material Adverse Effect on the Company, (i) there are no tax liens on any assets of the Company; and (ii) the Company has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. The accruals and reserves for taxes (including deferred taxes) reflected in the balance sheet contained in Company's Form 10-K for the fiscal year ended June 30, 1995 are adequate in all material respects to cover all taxes accruable through the date thereof (including interest and penalties, if any, thereon and taxes being contested) in accordance with GAAP. The Company has previously delivered or made available to Mergerco true and complete copies of its federal income tax returns for each of the fiscal years ended June 30, 1993 through June 30, 1995. The Company is not a party to or bound by any agreement providing for the allocation or sharing of taxes with any entity which is not, either directly or indirectly, a subsidiary of the Company. The Company has not filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. The Company is not a "United States real property holding corporation" as defined in Section 897(c) (2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. For the purpose of this Agreement, (i) the term "tax" (and, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and (ii) the term "tax returns" shall mean returns, reports and information statements with respect to taxes to be filed with Internal Revenue Service or any other taxing authority, domestic or foreign, including without limitation consolidated combined and unitary tax returns.

     4.2  Representations and Warranties of Mergerco.  Mergerco represents and
          ------------------------------------------
warrants to the Company as follows:

          (a) Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted, and is duly qualified and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect with respect to Mergerco.

          (b) Mergerco has hereto made available to the Company complete and correct copies of its Certificate of Incorporation and By-Laws. Mergerco is not in violation of any provisions of its Certificate of Incorporation or By-Laws.

          (c)(i) Mergerco has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Mergerco. This Agreement has been duly executed and delivered by Mergerco and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Mergerco enforceable in accordance with its terms except that the enforcement hereof may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Mergerco will not conflict with, or result in any Violation pursuant to any provision of the Certificate of Incorporation or By-Laws of Mergerco or, except as to which requisite waivers or consents have been obtained, and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 4.2(c) are duly and timely obtained or made, result in any Violation of any Agreements to which Mergerco is a party, or any Laws applicable to Mergerco or its respective properties or assets, in each case which could reasonably be expected to have a Material Adverse Effect with respect to Mergerco.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any Governmental Entity, including such other such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval necessitated by the Merger or the transactions contemplated by this Agreement, is required by or with respect to Mergerco in connection with the execution and delivery of this Agreement by Mergerco or the consummation by Mergerco of the transactions contemplated hereby, which if not obtained or made could reasonably be expected to have a Material Adverse Effect with respect to Mergerco, except for: (a) the filing with and clearance by the SEC of such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (c) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

          (d) None of the information supplied or to be supplied by Mergerco in writing expressly for inclusion or incorporation by reference in the Proxy Statement, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Company's Stockholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) Mergerco hereby consents to the Merger and represents that (a) its Board of Directors (at a meeting duly called and held) has (i) unanimously determined that each of this Agreement and the Merger are fair to and in the best interests of the stockholders of Mergerco; and (ii) approved this Agreement and the transactions contemplated hereby and thereby, including the Merger; and
(b) its Stockholders have by written consent, unanimously determined that each of this Agreement and the Merger are fair to and in the best interest of Mergerco and has approved the same.

          (f) Mergerco was formed solely for the purpose of effecting the Merger, and has undertaken no other business than in connection with the transactions contemplated by this Agreement. Prior to the Closing Date, the stockholders of Mergerco shall have sufficiently capitalized Mergerco such that the monies available to Mergerco are sufficient in amount to make the payment of all Merger Consideration.


5. CONDITIONS PRECEDENT TO MERGER.
   ------------------------------

     5.1  Conditions Precedent to Obligations of Mergerco and the Company.
          ---------------------------------------------------------------
The respective obligations of Mergerco and the Company to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

          (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of the Company Common Stock entitled to vote thereon if such vote is required by applicable law.

          (b) No claim, action, suit, proceeding, arbitration or litigation has been threatened to be filed, has been filed or is proceeding which has arisen in whole or in part out of, or pertaining to the approval of the Board of Directors of either party of this Agreement and the transactions contemplated hereby, the negotiation, execution or delivery of this Agreement, the performance of obligations hereunder or the consummation of the transactions contemplated hereby.

          (c) No statute, rule, regulation, executive order, decree, injunction or order of any kind shall have been enacted, issued, entered, promulgated or enforced by any Governmental Entity which prohibits the consummation of the Merger and which is in effect at the Effective Time.

          (d) The Company shall have received SEC clearance of the Proxy Statement, all state securities laws and "Blue Sky" permits and other necessary consents, approvals and authorizations of Governmental Entities.

          (e) The recommendation of the Company's Board of Directors that the Company's stockholders approve the Merger or the opinion from TM Capital Corp to the effect that the Merger Consideration is fair to the Company's Stockholders from a financial point of view, shall not have been withdrawn or modified.

          (f) The holders of no more than 10% of Common Shares entitled to vote thereon shall exercise their dissenters rights and become Dissenter Stockholders.

          (g) The holders of all Options, the per share exercise price of which is greater than the Merger Consideration, shall have entered into written agreements terminating such Options as set forth in Section 2.4 hereof.


     5.2 Conditions of Obligations of Mergerco. The obligations of Mergerco
         -------------------------------------
to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

          (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct, in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by, this Agreement, and Mergerco shall have received a certificate signed on behalf of the Company by the chief executive officer or by the chief financial officer of the Company to such effect.

          (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Mergerco shall have received a certificate signed on behalf of the Company by the chief executive officer or by the chief financial officer of the Company to such effect.

          (c) From and after the date hereof, the Company shall have carried on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted between February 2 and the date hereof and, from and after February 2, 1996, there shall not be any adverse change to the Company's business, operations or financial condition which has resulted in a Material Adverse Effect with respect to the Company (other than adverse changes consistent with events occurring in 1995).

     5.3  Conditions of Obligations of the Company.  The obligations of
          ----------------------------------------
Mergerco to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Closing Date of each of the following conditions:

          (a) The representations and warranties of Mergerco set forth in this Agreement shall be true and correct, in all material respects, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of the Mergerco by the chief executive officer or by the chief financial officer of the Mergerco to such effect.

          (b) Mergerco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Mergerco by the President of Mergerco to such effect.


6. COVENANTS RELATING TO THE CONDUCT OF THE BUSINESS
   -------------------------------------------------

     6.1  Covenants of the Company.  During the period from the date of
          ------------------------
this Agreement and continuing until the Effective Time, the Company agrees that, except as expressly contemplated or permitted by this Agreement:

          (a) The Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use commercially reasonable efforts to preserve substantially intact its present business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

          (b) The Company shall not: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of its securities outstanding or contractual obligations in effect on the date hereof, as contemplated by this Agreement.

          (c) The Company shall use its best efforts to obtain the written agreements from holders of Options referenced in Section 5.1(g) hereof and shall not: (i) grant any options, warrants or rights, to purchase shares of Company Common Stock, (ii) amend or reprice any Option or the Stock Option Plan, or (iii) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class or series, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities.

          (d) The Company shall not amend or propose to amend its Certificate of Incorporation or By-Laws.

          (e)  Subject to the rights and obligations of the Company set forth in
Section 7.6 hereof, the Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f)  Subject to the rights and obligations of the Company set forth in
Section 7.6 hereof, other than dispositions, sales, leases or encumbrances in the ordinary course of business consistent with past practice, the Company shall not sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

          (g)  Subject to the rights and obligations of the Company set forth in
Section 7.6 hereof, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company.

          (h) The Company will not take or agree or commit to take any action that is reasonably likely to result in any of the Company's representations or warranties hereunder being untrue in any material respect or in any of the Company's covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

          (i) The Company shall not: (i) grant any increases in the compensation of any of its directors, executive officers or key employees, except, other than with respect to directors or officers, for annual increases in salary or wages consistent with past practices, those required pursuant to the terms of any existing agreement or those contemplated by this Agreement;

          (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by law or required or contemplated by any of the existing Company employee benefit plans as in effect on the date hereof to any such director, officer or key employee, whether past or present;

          (iii) enter into any new, or materially amend any existing, employment or severance or termination agreement with any such director, executive officer or key employee; or

          (iv) except as may be required to comply with applicable law, become obligated under any new Company employee benefit plan which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

          (j) Other than any indebtedness incurred in connection with any interim financing commitment provided to the Company by Tristram C. Colket Jr. and/or Max Cooper, the Company shall not assume or incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or guarantee any debt securities of others or, other than an extension of its lease with its present landlord specifically approved by the Board of Directors to retain the Company's current space, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of the Company in connection with any indebtedness described above, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person.

          (k) The Company shall not take any action, other than in the ordinary course of business, consistent with past practice or as required by the SEC or by law, with respect to accounting policies, procedures and practices.

          (l) The Company shall promptly notify Mergerco of: (i) notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and
(iii) any actions, suits, claims, investigations or proceedings commenced or, to the Company's knowledge overtly threatened against the Company which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

7. ADDITIONAL AGREEMENTS
   ---------------------

     7.1 Preparation of Proxy Statement.  As soon as practicable after the
         ------------------------------
date hereof, the Company, with the cooperation of Mergerco, shall prepare and file with the SEC the Proxy Statement. The Company shall use commercially reasonable efforts to respond to all SEC comments with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable date. The Company will, as soon as practicable, use commercially reasonable efforts to duly call, give notice of, convene and hold the Company's Stockholders Meeting for the purpose of approving this Agreement and the transactions contemplated hereby.

     7.2 Further Assistance.  After the Effective Time, from time to time,
         ------------------
as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, or record or otherwise, in the Surviving Corporation the title to and possession of all property interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company and Mergerco, and otherwise to carry out the purposes of these resolutions. The officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and Mergerco or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     7.3  Agreements.  The Company will take such commercially reasonable
          ----------
steps as are appropriate, including the giving of required notices, to preserve its rights under the Company Agreements and to ensure that such rights will be transferred to the Surviving Corporation.

     7.4  Fees and Expenses.  All fees and expenses (including attorneys'
          -----------------
and consultants' fees and expenses) incurred by the parties hereto in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, in the event that the transactions contemplated hereby are consummated, all of such fees and expenses will be paid by the Surviving Corporation from the funds provided by the stockholders of Mergerco for such purpose.

     7.5  Confidentiality.  From and after the date hereof and until the
          ---------------
Effective Time, and for a period of two years after the effective date of any termination of this Agreement, Mergerco: (i) shall use commercially reasonable efforts (x) to maintain the confidentiality and (y) not disclose to any person or entity other than its employees, agents, attorneys and financial advisors who are participating in the transactions contemplated by this Agreement, and (ii) shall not, use other than in connection with this Agreement, any proprietary and confidential information of the Company. Notwithstanding the foregoing, Mergerco may make such disclosures if and to the extent required by applicable law, legal process or other regulatory requirements.

     7.6  Right to Solicit Alternative Proposals.  From and after the date
          --------------------------------------
hereof until the Closing Date, Mergerco hereby grants the Company and any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company), the right to, directly or indirectly, initiate, solicit and encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal as an alternative to the Merger ("Alternative Proposal") (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries to obtain an Alternative Proposal or agree to or endorse any Alternative Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to take any such action. The Company will promptly notify Mergerco after receipt of any Alternative Proposal or any indication that any person or entity is considering making an Alternative Proposal or any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any person considering making, or has made, an Alternative Proposal, and the Company will keep Mergerco fully informed of the status and details of any such Alternative Proposal (unless the Board of Directors of the Company determines in good faith after consultation with and based on the advice of legal counsel that giving such notice would breach the fiduciary duties of the Board of Directors in connection with an Alternative Proposal). For purposes of this Agreement, "Alternative Proposal" shall mean any proposal with respect to any of the following (other than the transactions between the Company and Mergerco contemplated hereunder) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


8. INDEMNIFICATION
   ---------------

     8.1 Subject to applicable law, the Surviving Corporation will indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company to the extent provided in its Certificate of Incorporation or By-laws, by agreement or otherwise in effect on the date hereof, with respect to any action or omission occurring prior to the Effective Time and will not amend, reduce or limit rights of indemnity afforded to them or the ability of the Surviving Corporation to indemnify them, nor hinder, delay or make more difficult the exercise of such rights of indemnity.

     8.2 Any indemnified party wishing to claim indemnification under this Section, upon learning of any indemnifiable action, suit, claim, proceeding or investigation (an "Indemnifiable Claim"), shall promptly notify the Surviving Corporation thereof; provided, however, that any failure so to notify the Surviving Corporation of any obligation to indemnify such indemnified party or of any other obligation imposed by this Article 8 shall not affect such obligation except to the extent Surviving Corporation is prejudiced thereby.
The indemnified parties as a group shall retain only one counsel in each jurisdiction to represent them with respect to any such matter (which counsel shall be reasonably acceptable to the Surviving Corporation); provided, however, in the event that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, the Surviving Corporation and such indemnified parties may retain, at the expense of the Surviving Corporation, such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above. The Surviving Corporation shall periodically advance to such indemnified party all reasonable out-of-pocket and other expenses incurred by the indemnified party in respect of such Indemnifiable Claim, including the reasonable fees and expenses of the counsel described above.

     8.3 Notwithstanding anything to the contrary contained in this Article 8, the Surviving Corporation will have no obligation to indemnify a present or former director, officer, employee or agent of the Company against any loss, cost, liability or expense arising out of or in connection with any action or claim asserted by the Surviving Corporation against such director, officer, employee or agent for fraud, provided that the Surviving Corporation prevails in such action or claim.

     8.4 The provisions of this Article 8 shall be binding on any successor entity to the Surviving Corporation.


9. TERMINATION AND AMENDMENT
   -------------------------

     9.1  Abandonment and Termination.
          ---------------------------

          (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Mergerco:

          (i) by either the Company or Mergerco if either: (a) the Merger Agreement and the Merger fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company's Stockholders Meeting or (b) the holders of 10% of Common Shares entitled to vote thereon exercise their dissenters rights and are Dissenter Stockholders;

          (ii) by mutual written consent of the Company and Mergerco if authorized or taken by mutual action of their respective Boards of Directors;

          (iii) by either the Company or Mergerco: (a) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or (b) if a claim, action, suit, proceeding, arbitration or litigation has been threatened to be filed, has been filed or is proceeding which has arisen in whole or in part out of, or pertaining to the approval of the Board of Directors of either party of this Agreement and the transactions contemplated hereby, the negotiation, execution or delivery of this Agreement, the performance of obligations hereunder or the consummation of the transactions contemplated hereby;

          (iv) by either the Company or Mergerco, so long as such party has not breached its obligations hereunder, if the Merger shall not have been consummated on or before June 30, 1996; provided, that the right to terminate
                                          --------
this Agreement under this subsection shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (v) by the Company, if its Board of Directors, in the good faith exercise of its judgment reasonably determines after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), to enter into an agreement regarding an Alternative Proposal because such action is reasonably necessary for the Board of Directors of the Company to comply with its fiduciary duties to the stockholders of the Company under applicable law.

          (b) In the event of termination of this Agreement by either the Company or Mergerco as provided in this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Mergerco or the Company or their respective affiliates, officers, directors or stockholders except (i) the provisions of Section 7.5 and Article 8 shall continue in full force and effect, and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement.

     9.2  Waiver; Amendment.  At any time prior to the Effective Time, any
          -----------------
provision of this Agreement may be: (i) waived by the party benefitted by the provision or by both parties by a writing executed by an executive officer of such party, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective Boards of Directors.


10. MISCELLANEOUS
    -------------

     10.1  Survival.  Only those agreements and covenants of the parties
           --------
that are applicable in whole or in part after the Effective Time shall survive the Effective Time. All representations and warranties and other agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time.

     10.2  Entire Agreement; Etc.  This Agreement represents the entire
           ----------------------
understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore or contemporaneously made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     10.3  Assignment.  Neither this Agreement nor any rights, interests or
           ----------
obligations hereunder may be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

     10.4  Headings.  The descriptive headings of the several Articles and
           --------
Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     10.5  Counterparts.  This Agreement may be executed in two (2) or more
           ------------
counterparts, and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

     10.6  Applicable Law.  This Agreement and the legal relations between
           --------------
the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts laws thereof. Each party hereby agrees that any dispute arising out of this Agreement or the Merger shall be heard in the Courts of the State of Delaware or the United States District Court for the District of Delaware and, in connection therewith, each party hereby consents to the jurisdiction of such courts and agrees that any service of process in connection with any dispute arising out of this Agreement or the Merger may be given to any other party hereto at the respective addresses and pursuant to the notice provisions set forth in Section 10.8 below.

     10.7  Severability.  If any term, provision, covenant or restriction
           ------------
contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.8  Notices.  Any notice or communication required or permitted
           -------
hereunder shall be in writing and wither delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five (5) business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

          (a)  if to Mergerco, to:

               MI Merger Corp
               c/o Tekloc Enterprises
               500 Chester Field Parkway
               Suite 170
               Malvern, PA  19355
               Attn:  President
               Telephone:  (610) 647-7475
               Facsimile:  (610) 889-0383
               with copies to:

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               18th & Arch Streets
               Philadelphia, Pennsylvania 19103-2799
               Attn:  James D. Epstein, Esq.
               Telephone:  (215) 981-4000
               Facsimile:  (215) 981-4750

          (b)  if to the Company, to:

               Megamation Inc.
               51 Everett Drive
               Building #B4
               Lawrenceville, NJ 08648
               Attn:  Mr. Edward Borkowski, President
               Telephone:  (609) 799-7711
               Facsimile:  (609) 799-4780

               with copies to:

               Edmond M. Coller, Esquire
               Goodkind Labaton Rudoff & Sucharow LLP
               100 Park Avenue
               New York, NY  10017-5563
               Telephone:  (212) 901-0753
               Facsimile:  (212) 818-0477

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.


                              MEGAMATION INC.


                              By:  /s/ Edward Borkowski
                                 ----------------------
                              Name: Edward Borkowski
                              Title: President


                              MI Merger Corp.



                              By: /s/ Tristram C. Colket, Jr.
                                  ---------------------------
                              Name: Tristram C. Colket, Jr.
                              Title: President